Exhibit 10.17

Liquid Capital Loan Agreement

Borrower (Party A): Guangxi Hefeng Pharmaceutical Co., Ltd.
Address: Donglan County, Third Development District
Legal Representative: Jin Hua Li
Address: Wuzhou, Guangxi
Creditor (Party B): Jin Hua Li

Due to its production and operation needs, Party A apply for a loan from Party B and Party B agrees to make a loan to Party A. To specify the parties’ rights and obligations and in accordance with Contract Law and other laws and regulations, Party A and Party B entered into this agreement after negotiation.

Article 1. The type of loan is Liquid Capital Loan.

Article 2. The usage of loan is to purchase raw materials.

Article 3. Loan amount is RMB 500,000. The term of the loan is 12 months, from 12/29/2008 to 12/28/2009.

Article 4. The loan interest is 0.58% per month. The interest shall be calculated daily from the date of withdrawal. The interest shall be paid monthly. The principle shall be paid on the expiry date of the loan.

Article 5. The source of the repayment fund shall be from the operation revenue.

Article 6. Rights and obligations of the parties:

1. Party A’s rights and obligations: (1) Withdraw and use the loan in accordance with this agreement. (2) Shall not repay the loan before the expiry date without Party B’s consent. (3) Voluntarily accept Party B’s investigation, study and monitor of the usage of the loan. (4) Repay the loan principle and interest in accordance with the terms in this agreement. (5) If Party A fails to repay the loan within the terms specified in this agreement, it shall be deemed Party A grants Party B an automatic loan extension.

2. Party B’s rights and obligations: (1) Party B has the right to demand Party A to repay the loan within any amount of time. (2) Party B has the right to demand Party A to provide any documents related to the loan. (3) Party B shall provide enough fund to Party A in accordance with the loan agreement.

Article 7 The agreement has two copies, each party holds one copy with equal legal effect.

Party A: Guangxi Hefeng Pharmaceutical Co., Ltd.
Legal Representative (Signature): /s/ Jin Hua Li

Party B: /s/ Jin Hua Li

Date: 12/29/2008